(d)(21)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA MUTUAL FUNDS

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	C	I	O	P	P3	R	R6	T	W
Voya CBRE Global Infrastructure Fund Term for Classes A, C, I, T, and W Expires March 1, 2021	1.35%	2.10%	1.10%	N/A	N/A	N/A	N/A	N/A	1.35%	1.10%
Voya Diversified Emerging Markets Debt Fund(3) Initial Term for Classes A, C, I, and W Shares Expires March 1, 2014 Initial Term for Class T Expires March 1, 2019	1.25%	2.00%	0.95%	N/A	N/A	N/A	N/A	N/A	1.25%	1.00%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         These operating expense limits take into account operating expenses incurred at the Underlying Fund level.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	C	I	O	P	P3	R	R6	T	W
Voya Global Bond Fund Initial Term Expires March 1, 2008 Initial Term for Class O Shares Expires March 1, 2010 Initial Term for Class W Shares Expires March 1, 2011 Initial Term for Class R Shares Expires March 1, 2012 Initial Term for Class P Shares Expires March 1, 2014 Term for Class I Shares Expires March 1, 2014 Initial Term for Class R6 Shares Expires March 1, 2015 Initial Term for Class T Expires March 1, 2019. Initial Term for Class P3 Expires March 1, 2019	0.90%	1.65%	0.65%	0.90%	0.15%	0.00%	1.15%	0.65%	0.90%	0.65%
Voya Global Corporate Leaders® 100 Fund Initial Term for Classes A and I Shares Expires March 1, 2019 Initial Term for Class T Expires March 1, 2019	0.91%	N/A	0.56%	N/A	N/A	N/A	N/A	N/A	0.91%	N/A

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)          These operating expense limits take into account operating expenses incurred at the Underlying Fund level.

(3)          The maximum operating expense limit includes the acquired fund fees and expenses.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	C	I	O	P	P3	R	R6	T	W
Voya Global Diversified Payment Fund II (to be renamed Voya Global Diversified Payment Fund)(2) Initial Term expires March 1, 2021	1.30%	2.05%	0.99%	N/A	N/A	N/A	1.55%	0.99%	1.30%	1.05%
Voya Global Perspectives® Fund(3) Term Expires March 1, 2015 Initial Term for Class T Expires March 1, 2019	1.23%	1.98%	0.98%	N/A	N/A	N/A	1.48%	N/A	1.23%	0.98%
Voya Global Real Estate Fund Term for Classes A, C, I, O, P3, R, R6, T, and W Expires March 1, 2021	1.30%	2.05%	1.05%	1.30%	N/A	0.00%	1.55%	1.00%	1.30%	1.05%
Voya International High Dividend Low Volatility Fund (formerly, Voya Global High Dividend Low Volatility Fund) Term Expires March 1, 2020 Initial Term for Class P3 Expires March 1, 2020	0.90%	N/A	0.65%	N/A	N/A	0.00%	N/A	N/A	0.90%	N/A
Voya Multi-Manager Emerging Markets Equity Fund Term Expires March 1, 2014 Initial Term for Class P3 Expires March 1, 2019 Initial Term for Class P Expires March 1, 2020	1.60%	2.35%	1.35%	N/A	0.15%	0.00%	1.85%	N/A	N/A	1.35%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         These operating expense limits take into account operating expenses incurred at the Underlying Fund level.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund(1)	A	C	I	O	P	P3	R	R6	T	W
Voya Multi-Manager International Equity Fund Term Expires March 1, 2018 Initial Term for Class P3 Expires March 1, 2019 Initial Term for Class P Expires March 1, 2020	N/A	N/A	0.97%	N/A	0.15%	0.00%	N/A	N/A	N/A	N/A
Voya Multi-Manager International Factors Fund Term Expires March 1, 2018 Initial Term for Class P3 Expires March 1, 2019 Initial Term for Class P Expires March 1, 2020	N/A	N/A	0.75%	N/A	0.15%	0.00%	N/A	N/A	N/A	0.75%
Voya Multi-Manager International Small Cap Fund Term Expires March 1, 2017 Initial Term for Class P3 Expires March 1, 2020	1.95%	2.60%	1.40%	1.85%	N/A	0.00%	N/A	N/A	N/A	1.60%
Voya Russia Fund Term for Class A, Class I, and Class W Shares Expires March 1, 2015	2.15%	N/A	1.90%	N/A	N/A	N/A	N/A	N/A	N/A	1.90%

/s/ HE
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Effective Date:  November 5, 2019 to add Voya Global Diversified Payment Fund II (to be renamed Voya Global Diversified Payment Fund).

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         These operating expense limits take into account operating expenses incurred at the Underlying Fund level.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.